Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated September 30, 2025, and each included in this Post-Effective Amendment No. 117 to the Registration Statement (Form N-1A, File No. 333-141111) of Voya Separate Portfolios Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 23, 2025, with respect to Voya Target In-Retirement Fund, Voya Target Retirement 2030 Fund, Voya Target Retirement 2035 Fund, Voya Target Retirement 2040 Fund, Voya Target Retirement 2045 Fund, Voya Target Retirement 2050 Fund, Voya Target Retirement 2055 Fund, Voya Target Retirement 2060 Fund and Voya Target Retirement 2065 Fund (nine of the funds constituting Voya Separate Portfolios Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended May 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Boston, Massachusetts

September 22, 2025